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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COMERICA INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Comerica Incorporated

Notice of

Annual Meeting of Shareholders
and
Proxy Statement
2003

2003 PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL I SUBMITTED FOR YOUR VOTE —ELECTION OF DIRECTORS
INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS
NOMINEES FOR CLASS I DIRECTORS -- TERMS EXPIRING IN 2006
INCUMBENT CLASS II DIRECTORS -- TERMS EXPIRING IN 2004
INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 2005
COMMITTEES AND MEETINGS OF DIRECTORS
COMMITTEE ASSIGNMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF DIRECTORS
RETIREMENT PLANS FOR DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 2002
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS WITH COMERICA
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
SUMMARY COMPENSATION FOR RETIRED CHAIRMAN
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
DEFINED BENEFIT PENSION PLAN BENEFITS
EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS
CHANGE OF CONTROL AGREEMENTS
COMPENSATION COMMITTEE REPORT
STOCK OWNERSHIP TARGETS
PROPOSAL II SUBMITTED FOR YOUR VOTE —RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
INDEPENDENT AUDITORS
AUDIT AND LEGAL COMMITTEE REPORT
PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
PLEASE VOTE BY TELEPHONE OR THE INTERNET.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

2003 Proxy Statement	1
Questions and Answers	1
Proposal I Submitted for Your Vote — Election of Directors	5
Information about Nominees and Incumbent Directors	5
Nominees for Class I Directors — Terms Expiring In 2006	5
Incumbent Class II Directors — Terms Expiring In 2004	6
Incumbent Class III Directors — Terms Expiring In 2005	7
Committees and Meetings of Directors	8
Committee Assignments	9
Compensation Committee Interlocks and Insider Participation	10
Compensation of Directors	10
Retirement Plans for Directors	11
Security Ownership of Certain Beneficial Owners	12
Amount and Nature of Beneficial Ownership as of December 31, 2002	12
Security Ownership of Management	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
Transactions of Directors and Executive Officers with Comerica	15
Executive Officers	16
Compensation of Executive Officers	18
Summary Compensation Table	18
Summary Compensation for Retired Chairman	19
Option Grants in Last Fiscal Year	20
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	21
Long-Term Incentive Plan Awards in Last Fiscal Year	21
Defined Benefit Pension Plan Benefits	22
Employment Contracts and Severance Agreements	24
Change of Control Agreements	24
Compensation Committee Report	26
Stock Ownership Targets	28
Proposal II Submitted for Your Vote — Ratification of the Appointment of Independent Auditors	29
Independent Auditors	29
Audit and Legal Committee Report	30
Performance Graph	32
Shareholder Proposals	33
Annual Report to Shareholders	33
Other Matters	33

i

Comerica Incorporated

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

April 18, 2003

Dear Shareholder,

We invite you to attend our 2003 Annual Meeting of Shareholders at 9:30 a.m., Eastern Daylight Savings Time, on Tuesday, May 20, 2003 at The Detroit Public Library, 5201 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the Annual Meeting is on the back cover of the accompanying Proxy Statement.

The Annual Report, which we mailed to you, summarizes Comerica’s major developments during 2002 and includes the 2002 financial statements.

Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.

Sincerely,

Ralph W. Babb, Jr.
Chairman, President and Chief Executive Officer

COMERICA INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2003

Date:	May 20, 2003
Time:	9:30 a.m., Detroit, Eastern Daylight Savings Time
Place:	The Detroit Public Library
5201 Woodward Avenue
Detroit, Michigan 48226

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

1.	Elect seven Class I Directors for three-year terms expiring in 2006 or upon the election and qualification of their successors;

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003; and

3.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is March 26, 2003 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting, and, for ten days prior to the Annual Meeting, during regular business hours at the offices of the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name), or by using the Internet voting system (for shares held in your own name). You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.

By Order of the Board of Directors,

George W. Madison
Executive Vice President,
General Counsel and Corporate Secretary

April 18, 2003

Comerica Incorporated

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

2003 PROXY STATEMENT

Questions and Answers

1. Q:	What is a proxy?

A:	A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica’s Board of Directors is soliciting this proxy. All references in this Proxy Statement to “you” shall mean you, the shareholder, and to “yours” shall mean the shareholder’s or shareholders’, as appropriate.

2. Q:	What is a proxy statement?

A:	A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card. This Proxy Statement and accompanying proxy card were first mailed to the shareholders on or about April 18, 2003.

3. Q:	Who can vote?

A:	Only holders of Comerica’s common stock at the close of business on March 26, 2003, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

4. Q:	What is the difference between a shareholder of record and a “street name” holder?

A:	If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described below under “How can I vote?”.

5. Q:	How can I vote?

A:	You can vote in person, by telephone, by the Internet, or by using the enclosed proxy card. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the Internet voting system, your shares must be held in your name, and not in the name of a brokerage firm, bank or other nominee, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226;

(2)	submitting another proxy that is properly signed and later dated;

(3)	voting in person at the Annual Meeting (but only if the shares are registered in Comerica’s records in your name and not in the name of a brokerage firm, bank or other nominee);

(4)	if you previously voted by telephone, by voting by telephone at a subsequent time; or

(5)	if you previously voted by the Internet, by voting by the Internet at a subsequent time.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

6. Q:	What is a quorum?

A:	There were 175,161,100 shares of Comerica’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, or 87,580,551 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

7. Q:	What vote is required?

A:	Directors: If a quorum exists, the seven nominees for Class I Director who receive the most votes will be elected. Votes withheld and broker non-votes (described below) therefore will have no effect on the outcome of the election of directors, because only a plurality of votes actually cast is needed to elect a Class I Director.

Ratification of the Appointment of Independent Auditors: If a quorum exists, this proposal must receive the affirmative vote of a majority of the shares present and having voting power at the Annual Meeting. Therefore, abstentions and broker non-votes have the same effect as voting against this proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member (for example, under the current rules of the New York Stock Exchange, Inc., member brokers would not have discretionary authority to vote in favor of a merger). In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum.

Comerica will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by those properly executed proxies will be voted to elect the nominees for Class I Directors and to ratify the appointment of Ernst & Young LLP as independent auditors. No other matters are currently scheduled to be presented at the Annual Meeting.

An independent third party will act as the inspector of the Annual Meeting and the tabulator of votes.

8. Q:	Who pays for the costs of the Annual Meeting?

A:	Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Shareholder Communications Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica’s common stock.

9. Q:	When are the shareholder proposals for the 2004 Annual Meeting due?

A:	To be considered for inclusion in next year’s Proxy Statement, all shareholder proposals must comply with applicable laws and regulations, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226, by December 20, 2003.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2004 Annual Meeting of Shareholders, notice must be received by Comerica’s Secretary no later than the close of business on February 20, 2004 and no earlier than the close of business on January 21, 2004. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 20, 2004), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date. For example, if the 2004 Annual Meeting were held on July 20, 2004 (more than 60 days after the one year anniversary of this year’s Annual Meeting) and the public announcement regarding the Annual Meeting date were made on March 20, 2004, we would need to receive your notice no earlier than the close of business on March 22, 2004 and no later than the close of business on April 21, 2004. If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

10. Q:	How many copies of the Annual Report and Proxy Statement should I receive?

A:	The Securities and Exchange Commission has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both Comerica and you. It reduces the volume of duplicate information received at your household and helps Comerica reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Comerica will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the Corporate Secretary of Comerica at the following address: Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

If you are a registered shareholder who resides at the same address as another shareholder and you would prefer to receive your own set of the Annual Report and/or Proxy Statement in future years, you may contact our transfer agent, Wells Fargo Shareowner Services, at 1-877-602-7615. You will need to enter your account number located on your proxy card and Comerica number 114. Alternatively, you may write to our transfer agent at the following address: Wells Fargo Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. If you hold your shares in street name, you may revoke your consent to Householding by contacting your brokerage firm, bank or other nominee or by sending your name, the name of your brokerage firm, bank or other nominee and your account number to Householding Department, ADP, 51 Mercedes Way, Edgewood, New York 11717.

11. Q:	Can I receive future Annual Reports and Proxy Statements electronically instead of receiving paper copies through the mail?

A:	Yes. If your shares are registered directly in your name (i.e., you do not hold them in street name) and you have access to the Internet, you can receive Comerica’s Annual Report and Proxy Statement over the Internet rather than in printed form. Enrolling in this service will take just a few minutes of your time. It will give you faster delivery of the documents and will save Comerica the cost of printing and mailing. To agree to access the electronic versions of Comerica’s Annual Report and Proxy Statement instead of receiving the printed versions by mail, go to www.econsent.com/cma and follow the instructions. If you agree to electronic delivery, once the Annual Report and Proxy Statement are available on our website, we will mail you a notice with the website address that you should use to access the information and voting instructions for Internet, telephone or mail voting. Paper copies of the Annual Report and Proxy Statement would not be sent unless you request them. Comerica also may choose to send one or more items to you in paper form despite your consent to receive them electronically.

By consenting to electronic delivery, you are stating that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because Comerica may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the Annual Report and Proxy Statement.

If you do not consent to access Comerica’s proxy materials through the Internet, you will continue to receive the materials in the mail.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

Election of Directors. Comerica’s Board of Directors is divided into three classes, with each class of directors elected to a three-year term of office. There are currently 21 members of the Board of Directors, but after the Annual Meeting there will be 19 directors because two directors are retiring. The Board of Directors has reduced the size of the Board to 19 members, effective on the date of the retirement of those two directors.

At each Annual Meeting of Shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on seven candidates for the Class I Directors. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the current Class I Directors for election: Lillian Bauder, Anthony F. Earley, Jr., Max M. Fisher, David Baker Lewis, John D. Lewis, Howard F. Sims and Robert S. Taubman. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Corporate Governance and Nominating Committee. If the Corporate Governance and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the Board and these nominees begins directly below.

Comerica’s Board of Directors unanimously recommends a vote “FOR” the candidates for Class I Directors.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for election as a Class I Director and for each of the Class II and Class III Directors whose term of office will continue after the Annual Meeting.

NOMINEES FOR CLASS I DIRECTORS — TERMS EXPIRING IN 2006

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name	2003	and Other Directorships(1)	Since(2)

Lillian Bauder	63	Vice President, Corporate Affairs (since October 1996), Masco Corporation (manufacturer of diversified household and consumer products and services); Chairman and President (since January 2002) and President (October 1996 to December 2001), Masco Foundation; Director, DTE Energy Company.	1986(3)

Anthony F. Earley, Jr.	53	Chairman and Chief Executive Officer (since August 1998) and President and Chief Operating Officer (March 1995 to July 1998), DTE Energy Company (diversified energy company); Director, Plug Power Inc., Masco Corporation, DTE Energy Company and Mutual of America Capital Management Corporation.	1998(3)

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name	2003	and Other Directorships(1)	Since(2)

Max M. Fisher	94	Investor; Director, Sotheby’s Holdings, Inc.	1963(4)(5)

David Baker Lewis	58	Chairman (since November 1982), Lewis & Munday, PC (law firm); Chairman and President (since November 2001) and Secretary and Treasurer (April 1992 to November 2001), Paradies Metro-Ventures, Inc. (company operating airport news and gift shop concessions); Director, The Kroger Co.	1995(3)

John D. Lewis	54	Vice Chairman (since January 1994 and January 1990 to June 1992) and Executive Vice President (June 1992 to January 1994), Comerica Incorporated; Vice Chairman (since March 1995 and January 1990 to June 1992), Comerica Bank.	1994 and 1989-1992

Howard F. Sims	69	Chairman and Member (December 1996 to present), SDG Associates, P.L.L.C. (architectural, engineering and planning firm); Principal and Chairman (January 1999 to present), SDGdesign, Inc. (architectural and planning business); Chairman and CEO (September 1969 to present), Sims Design Group, Inc. (architectural and planning business) (sole proprietor of predecessor 1964 to 1969); Member (1996 to 2001), SV Associates, L.L.C. (architectural and planning firm); Director, DTE Energy Company.	1981

Robert S. Taubman	49	Chairman (since December 2001) and President and Chief Executive Officer (since September 1990), The Taubman Company (shopping center management company engaged in leasing, management and construction supervision); Chairman (since December 2001) and President and Chief Executive Officer (since August 1992), Taubman Centers, Inc. (real estate investment trust that owns, develops and operates regional shopping centers nationally); Director, Sotheby’s Holdings, Inc., fashionmall.com, Inc. and Taubman Centers, Inc.	1987 (3)

INCUMBENT CLASS II DIRECTORS — TERMS EXPIRING IN 2004

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name(6)	2003	and Other Directorships(1)	Since(2)

Ralph W. Babb, Jr.	54	President and Chief Executive Officer (since January 2002), Chairman (since October 2002) and Chief Financial Officer (January 2002 to April 2002), Comerica Incorporated; President and Chief Executive Officer (since January 2002) and Chairman (since October 2002), Comerica Bank; Vice Chairman and Chief Financial Officer (March 1999 to December 2001) and Executive Vice President and Chief Financial Officer (June 1995 to March 1999), Comerica Incorporated and Comerica Bank; Director, Tecumseh Products Company.	2000(7)

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name(6)	2003	and Other Directorships(1)	Since(2)

James F. Cordes	62	Retired; Executive Vice President (until March 1997), The Coastal Corporation (diversified energy company); President (until March 1997), American Natural Resources Company (diversified energy company); Director, Northeast Utilities System, Inc.	1984

Peter D. Cummings	55	Chairman (since June 1991), Ram Development Company (private real estate management and development company); President (since August 1978), Southern Realty Group, Inc. (real estate investment company); real estate investor.	1997(3)(4)

Todd W. Herrick	60	Chairman (since February 2003) and President and Chief Executive Officer (since April 1986), Tecumseh Products Company (manufacturer of engines and power train components for lawn and garden applications); Director, Tecumseh Products Company.	1993(3)

William P. Vititoe	64	Retired; Chairman, President and Chief Executive Officer (January 1994 to December 1997), Washington Energy Company (now Puget Sound Energy, Inc.); Chief Financial Officer (August 1977 to June 1980), Michigan Bell Telephone; Director, Cabot Oil & Gas Corporation, Aegis Software and Aegis Design.	1983(3)

Kenneth L. Way	63	Retired; Chairman (October 2000 to December 2002) and Chairman and Chief Executive Officer (until September 2000), Lear Corporation (manufacturer of automotive components); Director, CMS Energy Corporation, WESCO International Inc. and Lear Corporation.	1996(8)

INCUMBENT CLASS III DIRECTORS — TERMS EXPIRING IN 2005

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name(9)	2003	and Other Directorships(1)	Since(2)

Joseph J. Buttigieg, III	57	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank; Executive Vice President (June 1995 to March 1999), Comerica Incorporated; Executive Vice President (June 1992 to June 1995), Comerica Bank.	2000(10)

J. Philip DiNapoli	63	President (since May 1998), JP DiNapoli Companies, Inc. (real estate investment, development and management company); Managing Partner (since November 1974), Real Estate Division of DiNapoli family holdings; Director, SJW Corporation.	1991

Roger Fridholm	62	President (since January 1991), St. Clair Group (private investment company); President (since November 1994), IPG Services Corp. (staffing services company); President (May 1998 to June 2000), MSX International (staffing and business services company).	1985(3)

	Age as of	Principal Occupation and Business
	April 18,	Experience During Past 5 Years	Director
Name(9)	2003	and Other Directorships(1)	Since(2)

Alfred A. Piergallini	56	Investor and Consultant (since January 2002); Chairman, President and Chief Executive Officer (December 1999 to December 2001), Novartis Consumer Health Worldwide (manufacturer, developer and marketer of a wide range of branded products designed to restore, maintain or improve health); President and Chief Executive Officer (February 1999 to December 1999), Novartis Consumer Health North America; Vice Chairman, President and Chief Executive Officer (until February 1999), Gerber Products Company (manufacturer and developer of infant and toddler nutrition and wellness products).	1991

Patricia M. Wallington	64	President (since December 1998), CIO Associates (consulting firm); Vice President and Chief Information Officer (until December 1998), Xerox Corporation (manufacturer of digital document technology); Member, Compaq Board of Advisors and Renaissance Corp. Board of Advisors.	1998

Gail L. Warden	64	President and Chief Executive Officer (since April 1988), Henry Ford Health System (not-for-profit healthcare corporation).	1990(3)

(1)	This column includes principal occupations and employment for the previous five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica.

(2)	Except as noted in a separate footnote below, this column represents the year each nominee or incumbent director became a director of Comerica.

(3)	The year the named individual became a director of Comerica Bank, a wholly owned subsidiary of Comerica. This individual became a director of Comerica in July 2000, at which time the named individual resigned as a director of Comerica Bank.

(4)	Mr. Cummings is Mr. Fisher’s son-in-law.

(5)	The year Mr. Fisher became a director of Manufacturers Bank, National Association. Mr. Fisher became a director of Manufacturers National Corporation in 1973, which merged with Comerica on June 18, 1992, at which time Mr. Fisher became a director of Comerica.

(6)	Martin D. Walker is retiring, and his term of office as a director will not continue after the Annual Meeting to which this Proxy Statement relates. Accordingly, pursuant to Item 401 of Regulation S-K, no information was given regarding Mr. Walker in this section of the Proxy Statement.

(7)	The year Mr. Babb became a director of Comerica Bank. Mr. Babb became a director of Comerica in September 2001.

(8)	The year Mr. Way became a director of Comerica Bank. Mr. Way ceased serving as a director of Comerica Bank in May 1998, when he became a director of Comerica.

(9)	Wayne B. Lyon is retiring, and his term of office as a director will not continue after the Annual Meeting to which this Proxy Statement relates. Accordingly, pursuant to Item 401 of Regulation S-K, no information was given regarding Mr. Lyon in this section of the Proxy Statement.

(10)	The year Mr. Buttigieg became a director of Comerica Bank. Mr. Buttigieg became a director of Comerica in January 2002.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire in May 2003.

COMMITTEE ASSIGNMENTS

Corporate
		Governance and		Public	Risk Asset	Trust and
Audit and Legal	Compensation	Nominating	Executive	Responsibility	Quality Review	Investment

Bauder, Lillian	Earley, Anthony F., Jr.	Bauder, Lillian	Babb, Ralph W., Jr.	Babb, Ralph W., Jr.	Babb, Ralph W., Jr.	Babb, Ralph W., Jr.

DiNapoli, J. Philip	Fisher, Max M.	Cummings, Peter D.	Plus 5 outside directors	Fridholm, Roger	Buttigieg, Joseph J., III	Cummings, Peter D.

Vititoe, William P.	Lyon, Wayne B.(1)	DiNapoli, J. Philip		Warden, Gail L.	Cordes, James F.	Lewis, David Baker

Walker, Martin D.(1)	Piergallini, Alfred A.	Sims, Howard F.			Herrick, Todd W.	Lewis, John D.

	Walker, Martin D.(1)				Taubman, Robert S.	Wallington, Patricia

Way, Kenneth L.

Chairman in Italics

(1)	Mr. Walker and Mr. Lyon are both retiring at the 2003 Annual Meeting.

Executive Committee. This committee can exercise the authority, powers and duties of the Board in managing the business and affairs of Comerica between meetings of the Board, if necessary, to the extent permitted by Delaware law. In the event that the committee convenes, the committee’s members are Comerica’s Chairman and a minimum of any five non-employee directors who are available at the time. The Executive Committee did not meet during 2002.

Audit and Legal Committee. As provided in its Board-adopted written charter, this committee consists of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange. This committee is responsible for review and recommendations regarding Comerica’s significant litigation, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the investigations of any suspected improprieties, as well as matters referred to in this Proxy Statement under “Audit and Legal Committee Report.” The Audit and Legal Committee met eleven times in 2002.

Compensation Committee. This committee establishes Comerica’s executive compensation policies and programs, administers Comerica’s 401(k), stock, incentive, pension and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans. The Compensation Committee met five times in 2002.

Corporate Governance and Nominating Committee. This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various duties, this committee reviews and recommends Board members, develops and administers performance criteria for members of the Board, and establishes the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the procedures set forth in the sections of this Proxy Statement entitled, “Questions and Answers” (Question 9) and “Shareholder Proposals.” The committee also administers Comerica’s Stock Option Plan for Non-Employee Directors and Comerica’s Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks. The Corporate Governance and Nominating Committee met twice in 2002.

Public Responsibility Committee. This committee monitors Comerica’s performance under the Community Reinvestment Act and Affirmative Action and Diversity programs. The committee also monitors Comerica’s social responsibilities, including its customer needs, community relations, charitable contributions, consumer issues and Minority Supplier Program. The Public Responsibility Committee met three times during 2002.

Risk Asset Quality Review Committee. This committee reviews Comerica’s credit policies and promotes the use of sound operating procedures for credit administration throughout the various subsidiaries of Comerica. Among its various duties, this committee reviews Comerica’s credit quality statistics and reserve levels, and annually approves financial management and credit policies. The Risk Asset Quality Review Committee met four times in 2002.

Trust and Investment Committee. This committee administers and provides general supervision of the exercise of fiduciary and other business investment responsibilities. Among its various responsibilities, this committee monitors the operation and performance of common trust funds and collective funds. This committee also approves the designation of other banks not affiliated with Comerica as depositories of funds awaiting investment or other disposition. The Trust and Investment Committee met three times during 2002.

Board and Committee Meetings. There were six regular and two special meetings of the Board and twenty-eight meetings of the various committees of the Board during 2002. All director nominees and incumbent directors attended at least seventy-five percent of the aggregate number of meetings held by the Board and by all the committees of the Board on which the respective directors served.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During all or part of 2002, Messrs. Earley, Fisher, Lyon, Piergallini, Walker and Way served as members of the Compensation Committee. No such member of the Compensation Committee is, or was during 2002, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries. Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer of Comerica, served on the Governance and Executive Compensation Committee of Tecumseh Products Company until March 2003. Todd W. Herrick, a director of Comerica, is Chairman, President and Chief Executive Officer of Tecumseh Products Company. Eugene A. Miller, former Chairman of Comerica, serves on the Organization and Compensation Committee of DTE Energy Company. Anthony F. Earley, Jr., a director of Comerica and member of Comerica’s Compensation Committee, is Chairman and Chief Executive Officer of DTE Energy Company.

COMPENSATION OF DIRECTORS

Fees. Directors who are employees of Comerica do not receive additional compensation for their service on the Board and its committees. During 2002, non-employee directors received an annual retainer of $50,000, and the chairman of each committee received an additional annual retainer of $5,000. Comerica requires non-employee directors to defer at least fifty percent of their annual retainer under a deferred compensation plan. The compensation deferred earns a return based on the return of Comerica common stock. At the end of the deferral period, Comerica pays the deferred compensation to the directors in Comerica common stock. In November 2002, Comerica’s Board approved additional compensation to non-employee Board committee members in the amount of $500 for each committee meeting attended in excess of four committee meetings per year. Comerica also reimburses directors for all expenses incurred for the purpose of attending Board and committee meetings.

Stock Option Plan. Comerica has a stock option plan for non-employee directors, under which a total of 375,000 shares of common stock may be issued as options. On the date of Comerica’s Annual Meeting of Shareholders, Comerica grants each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options become exercisable one year after the date of the grant and expire ten years after the grant date.

Comerica also has a stock option plan for non-employee directors of its affiliated banks (the “Bank Directors’ Option Plan”), under which a total of 450,000 shares of common stock of Comerica may be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors’ Option Plan during the period that the non-employee director served on the board of the affiliated bank.

Insurance. Comerica provides a $150,000 business travel, accident and felonious assault insurance benefit for each non-employee director and maintains directors’ and officers’ liability insurance policies with a total limit of $60 million. The following companies participate in Comerica’s insurance program: Federal Insurance Company (a member of the Chubb Group), Zurich Insurance Company and Liberty Mutual Insurance Company.

RETIREMENT PLANS FOR DIRECTORS

Until May 15, 1998, Comerica and Comerica Bank, its wholly-owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 has vested benefits under the plans. Any director who becomes a non-employee director of either Comerica or Comerica Bank, on or after May 15, 1998, is not eligible to participate in the plans. The non-employee directors who became members of the Board of Comerica in the year 2000, but who became directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Benefits under the plan become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors as of May 15, 1998. The eligible director receives retirement benefits for the total number of months, as of May 15, 1998, the director has accrued retirement income credit, but payments terminate upon the director’s death.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica’s common stock. The following table provides the required information about the only shareholder known to Comerica to be the beneficial owner of more than 5% of Comerica’s common stock. Comerica relied solely on information Putnam, LLC d/b/a Putnam Investments furnished in its most recently filed amendment to Schedule 13G, dated February 14, 2003, to report this information.

Amount and Nature of Beneficial Ownership as of December 31, 2002

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership	of Class

Putnam, LLC d/b/a Putnam Investments	15,529,044(1)(2)	8.8%
One Post Office Square Boston, MA 02109

(1)	Putnam Investment Management, LLC (“PIM”) shares dispositive power with respect to 11,047,981 of these shares of Comerica common stock and shares voting power with respect to 425,693 of these shares of Comerica common stock. The Putnam Advisory Company, LLC (“PAC”) shares dispositive power with respect to 4,481,063 of these shares of Comerica common stock and shares voting power with respect to 1,638,890 of these shares of Comerica common stock.

(2)	Putnam, LLC d/b/a Putnam Investments is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., and wholly owns PIM and PAC, both of which are registered investment advisers. PIM and PAC share dispositive power over the shares of Comerica common stock, as described above, and the trustees of the respective mutual funds have voting power over shares held in each fund. PAC shares voting power over the shares held by institutional clients.

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica’s common stock beneficially owned by Comerica’s incumbent directors and director nominees, the officers named in the Summary Compensation Table presented in this Proxy Statement (the “named executive officers”) and all incumbent directors, nominees and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of March 26, 2003 and also any shares which the individual can acquire by May 25, 2003 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class

Elizabeth S. Acton	34,031	(1)	*
Ralph W. Babb, Jr.	354,596	(2)	*
Lillian Bauder	25,194	(3)(13)	*
John R. Beran	130,729	(4)	*
Joseph J. Buttigieg, III	321,101	(5)	*
James F. Cordes	55,003	(6)(13)	*
Peter D. Cummings	58,178	(6)(13)	*
J. Philip DiNapoli	325,232	(3)(13)	*
Anthony F. Earley, Jr.	11,938	(7)(13)	*
Max M. Fisher	2,640,460	(3)(8)(13)	1.5%
Roger Fridholm	47,228	(3)(13)	*
Todd W. Herrick	18,820	(3)(13)	*
David Baker Lewis	17,532	(3)(13)	*
John D. Lewis	477,333	(9)	*
Wayne B. Lyon	65,224	(3)(13)	*
Eugene A. Miller	1,135,885	(10)	*
Alfred A. Piergallini	51,564	(6)(13)	*
Howard F. Sims	27,173	(3)(13)	*
Robert S. Taubman	20,903	(3)(13)	*
William P. Vititoe	21,671	(3)(13)	*
Martin D. Walker	34,425	(3)(13)	*
Patricia M. Wallington	10,787	(11)(13)	*
Gail L. Warden	15,204	(12)(13)	*
Kenneth L. Way	22,973	(6)(13)	*
Directors, nominees and executive officers as a group (32 people)	6,888,596	(14)(15)	4%

*	Represents holdings of less than one percent of Comerica’s common stock.

(1)	Includes 26,000 shares of common stock of Comerica which the named executive will forfeit if she does not remain an employee for the period Comerica requires (typically 3-5 years) (“restricted stock”) and options to purchase 7,500 shares of common stock of Comerica which were granted under the Long-Term Incentive Plan and which will become exercisable by May 25, 2003.

(2)	Includes 35,000 shares of restricted stock and currently exercisable options to purchase 264,000 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica’s Long-Term Incentive Plan.

(3)	Includes currently exercisable options to purchase 12,000 shares of common stock of Comerica and options to purchase 2,500 shares of common stock of Comerica which will become exercisable by May 25, 2003. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(4)	Includes 19,500 shares of restricted stock and currently exercisable options to purchase 93,950 shares of Comerica, which Comerica granted to Mr. Beran under Comerica’s Long-Term Incentive Plan. The shares shown for Mr. Beran do not include 12,360 shares held in a trust for the benefit of Mr. Beran’s spouse. Mr. Beran does not have investment or voting power over, and disclaims beneficial ownership of, the shares held in the trust. Mr. Beran’s ownership, combined with the ownership of the trust, totals 143,089 shares.

(5)	Includes 29,000 shares of restricted stock and currently exercisable options to purchase 242,025 shares of Comerica common stock, which Comerica granted to Mr. Buttigieg under Comerica’s Long-Term Incentive Plan.

(6)	Includes currently exercisable options to purchase 9,000 shares of common stock of Comerica and options to purchase 2,500 shares of common stock of Comerica which will become exercisable by May 25, 2003. Comerica granted the options under Comerica’s Stock Option Plan for Non-Employee Directors.

(7)	Includes currently exercisable options to purchase 7,500 shares of common stock of Comerica and options to purchase 2,500 shares of common stock of Comerica which will become exercisable by May 25, 2003. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(8)	Includes 660 shares owned by a limited liability company, over which Mr. Fisher shares voting and investment powers. The shares shown for Mr. Fisher also include 661,932 shares owned by a corporation, over which his spouse shares voting and investment powers, 599 shares owned by a charitable remainder unitrust, over which his spouse has voting and investment powers, and 25,560 shares owned by Mr. Fisher’s spouse as a co-trustee. Mr. Fisher disclaims beneficial ownership of the shares owned by the corporation, the charitable remainder unitrust and his wife as trustee. The shares shown for Mr. Fisher do not include 133,929 shares owned by members of his family and shares held in trust for their benefit. Mr. Fisher does not have voting or investment power over, and disclaims beneficial ownership of, these shares. Mr. Fisher’s ownership (including options described in footnote 3 and the shares described in footnote 13), combined with the ownership of these family members, totals 2,774,389 shares.

(9)	Includes 29,000 shares of restricted stock and options to purchase 359,675 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica’s Long-Term Incentive Plan.

(10)	Includes currently exercisable options to purchase 719,600 shares of common stock of Comerica, which Comerica granted to Mr. Miller under Comerica’s Long-Term Incentive Plan. The shares shown for Mr. Miller also include 15,000 shares owned by Mr. Miller’s spouse as trustee, 714 shares owned jointly by Mr. Miller and his son and 450 shares owned jointly by Mr. Miller and his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee and the shares he owns jointly with his son and daughter.

(11)	Includes currently exercisable options to purchase 6,000 shares of common stock of Comerica and options to purchase 2,500 shares of common stock of Comerica which will become exercisable by May 25, 2003. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(12)	Includes currently exercisable options to purchase 10,286 shares of common stock of Comerica and options to purchase 2,500 shares of common stock of Comerica which will become exercisable by May 25, 2003. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(13)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan which requires non-employee directors to defer at least 50% of their annual retainer: Lillian Bauder, 4,831 shares; James F. Cordes, 2,829 shares; Peter D. Cummings, 4,447 shares; J. Philip DiNapoli, 2,581 shares; Anthony F. Earley, Jr., 1,438 shares; Max M. Fisher, 2,881 shares; Roger Fridholm, 4,328 shares; Todd W. Herrick, 1,393 shares; David Baker Lewis, 1,532 shares; Wayne B. Lyon, 5,284 shares; Alfred A. Piergallini, 2,564 shares; Howard F. Sims, 3,116 shares; Robert S. Taubman, 1,543 shares; William P. Vititoe, 1,444 shares; Martin D. Walker, 5,253 shares; Patricia M. Wallington, 2,287 shares; Gail L. Warden, 1,434 shares; and Kenneth L. Way, 4,919 shares.

(14)	Includes 220,300 shares of restricted stock and options to purchase 2,549,622 shares of Comerica’s common stock which are or will become exercisable by May 25, 2003, and which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica’s long-term incentive plans and Comerica’s Stock Option Plan for Non-Employee Directors. The number shown also includes 712,915 shares of Comerica’s common stock for which the directors, nominees and executive officers share voting and investment power.

(15)	Consists of eighteen non-employee directors and nominees, thirteen current executive officers, three of whom are employee directors, and one named executive officer who is retired and no longer serves as an executive officer or director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica’s directors, executive officers and persons who own more than ten percent of a registered class of Comerica’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2002, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

TRANSACTIONS OF DIRECTORS AND
EXECUTIVE OFFICERS WITH COMERICA

Some of the incumbent directors, director nominees and executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2002. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

Comerica Bank-California, a subsidiary of Comerica, leases space in San Jose, California from 55 Almaden Boulevard Partnership, an entity in which DDD Partners is a 25% partner. DDD Partners is a general partnership in which J. Philip DiNapoli and his immediate family own a one-third interest, and the families of his two siblings own the remaining interests. Mr. DiNapoli is a director of Comerica and a member of the Audit and Legal Committee. The annual base rent is $1,117,362, with annual expense payments that adjust each year. The expense payment for 2003 is estimated to be $86,316. The lease expires December 31, 2006. In addition, Comerica Bank-California subleases additional space in the same building from another tenant. That tenant pays 55 Almaden Boulevard Partnership an annual base rent of $259,039 for the subleased space, plus annual expense payments that adjust each year. The expense payment for 2003 is estimated to be $25,152. The direct lease for the subleased space expires on October 31, 2006. Comerica plans to vacate both of these spaces in 2003 and will endeavor to sublease the spaces for the remainder of the lease terms.

During 2002, Comerica retained the services of the law firm of Lewis & Munday, P.C. for certain legal matters. Comerica may retain the services of Lewis & Munday during 2003 as well. David Baker Lewis is a member of Lewis & Munday and serves as its Chairman. Mr. Baker Lewis is also a director of Comerica and the current chairman of Comerica’s Trust and Investment Committee. The amount of fees paid by Comerica to Lewis & Munday during 2002 was $4,403.

EXECUTIVE OFFICERS

The following table provides information about Comerica’s current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions, and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are the members of the Management Policy Committee, along with the Controller. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairmen (Messrs. Buttigieg and Lewis), the General Counsel (Mr. Madison), the Chief Financial Officer (Ms. Acton), the Chief Information Officer (Mr. Beran), the Chief Credit Officer (Mr. Greene), the Executive Vice President, Governance and Regulatory Affairs (Mr. Bilstrom), the Executive Vice President, Corporate Staff (Mr. Collister), the Executive Vice President, Risk Management Program-Credit (Mr. Johnson), the President and CEO of Comerica Bank-California (Mr. Fulton), and the President and CEO of Comerica Bank-Texas (Mr. Gummer). The Controller is Mr. Elenbaas.

	Age
	as of
	April 18,	Principal Occupation and Business	Executive
Name	2003	Experience During Past 5 Years(1)	Officer

Elizabeth S. Acton	51	Executive Vice President and Chief Financial Officer (since April 2002), Comerica Incorporated and Comerica Bank; Vice President and Treasurer (October 2000 to April 2002), Ford Motor Company (world’s second largest motor vehicle manufacturer); Executive Vice President — Finance and Chief Financial Officer (January 1998 to October 2000), Ford Motor Credit Company (world’s largest automotive financing company); Assistant Treasurer (January 1995 to January 1998), Ford Motor Company.	2002-Present

Ralph W. Babb, Jr.	54	President and Chief Executive Officer (since January 2002), Chairman (since October 2002) and Chief Financial Officer (January 2002 to April 2002), Comerica Incorporated; President and Chief Executive Officer (since January 2002) and Chairman (since October 2002), Comerica Bank; Vice Chairman and Chief Financial Officer (March 1999 to December 2001) and Executive Vice President and Chief Financial Officer (June 1995 to March 1999), Comerica Incorporated and Comerica Bank; Director, Tecumseh Products Company.	1995-Present

John R. Beran	50	Executive Vice President and Chief Information Officer (since May 1995), Comerica Incorporated and Comerica Bank.	1995-Present

	Age
	as of
	April 18,	Principal Occupation and Business	Executive
Name	2003	Experience During Past 5 Years(1)	Officer

Jon W. Bilstrom	57	Executive Vice President (since January 2003), Comerica Incorporated; President and Chief Executive Officer (April 2001 to December 2002), The Bar Plan Mutual Insurance Company (A.M. Best A-rated lawyer malpractice underwriter with operations in Missouri, Kansas and Indiana); General Counsel and Secretary (May 1990 to October 1999), Mercantile Bancorporation Inc. (prior to its merger with Firstar Corporation in September 1999, $36 billion multi-state, multi-bank holding company).	2003-Present

Joseph J. Buttigieg, III	57	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank; Executive Vice President (June 1995 to March 1999), Comerica Incorporated; Executive Vice President (June 1992 to June 1995), Comerica Bank.	1992-Present

Richard A. Collister	58	Executive Vice President (since November 1992), Comerica Incorporated and Comerica Bank.	1992-2001; 2003-Present

Marvin J. Elenbaas	51	Senior Vice President, Controller and Chief Accounting Officer (since March 1998) and First Vice President, Controller and Chief Accounting Officer (October 1997 to March 1998), Comerica Incorporated and Comerica Bank.	1997-Present

J. Michael Fulton	54	Executive Vice President (since May 1997), Comerica Incorporated; President and Chief Executive Officer (since July 1993), Comerica Bank-California.	1993-2001; 2003-Present

Dale E. Greene	56	Executive Vice President (since March 1996), Comerica Bank; Executive Vice President and Chief Credit Officer (since December 2002), Comerica Incorporated.	1996-2001; 2003-Present

Charles L. Gummer	56	Executive Vice President (since May 1997), Comerica Incorporated; President (since November 1989) and Chief Executive Officer (since January 1992), Comerica Bank-Texas.	1992-2001; 2003-Present

Thomas R. Johnson	59	Executive Vice President (since June 1992) and Chief Credit Officer (until December 2002), Comerica Incorporated.	1992-Present

	Age
	as of
	April 18,	Principal Occupation and Business	Executive
Name	2003	Experience During Past 5 Years(1)	Officer

John D. Lewis	54	Vice Chairman (since January 1994 and January 1990 to June 1992) and Executive Vice President (June 1992 to January 1994), Comerica Incorporated; Vice Chairman (since March 1995 and January 1990 to June 1992), Comerica Bank.	1988-Present

George W. Madison	49	Executive Vice President, General Counsel and Corporate Secretary (since January 1997), Comerica Incorporated; Executive Vice President, General Counsel, Corporate Secretary and Cashier (since January 1997), Comerica Bank; Partner (January 1989 to January 1997), Mayer, Brown & Platt (law firm).	1997-Present

(1)	This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables summarize the compensation of the Chief Executive Officer of Comerica and the four officers of Comerica who were both executive officers as of the end of the fiscal year ended December 31, 2002 and received the highest compensation during such fiscal year, as well as Eugene A. Miller, who would have been included in such category but for the fact that he retired and was not serving as an executive officer at the end of the fiscal year ended December 31, 2002 (collectively, the “named executive officers”). The table also includes the compensation of the named executive officers for the fiscal years ended December 31, 2001 and December 31, 2000.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

Annual Compensation					Awards		Payouts

					Restricted	Securities
				Other	Stock	Underlying	LTIP	All Other
				Annual	Award(s)	Options	Payouts	Compensation
	Fiscal	Salary	Bonus	Compensation	(1)(2)	(3)	(4)	(5)(6)
Name and Principal Position(a)	Year	($)	($)	($)	($)	(#)	($)	($)

Ralph W. Babb, Jr.	2002	762,506	0	15,064	632,000	125,000	360,011	10,374
Chairman of the Board, President and	2001	526,000	789,750	14,610	385,725	125,000	449,800	17,084
Chief Executive Officer,	2000	430,000	602,000	12,750	311,250	75,000	153,313	17,206
Comerica Incorporated and Comerica Bank

John D. Lewis	2002	545,000	0	9,304	442,400	70,000	196,200	12,802
Vice Chairman,	2001	496,000	631,800	9,845	385,725	75,000	359,840	15,110
Comerica Incorporated and Comerica Bank	2000	455,000	637,000	9,062	311,250	75,000	183,325	15,490

Joseph J. Buttigieg, III	2002	545,000	0	8,729	442,400	70,000	196,200	9,807
Vice Chairman,	2001	474,000	631,800	8,325	385,725	75,000	359,840	11,206
Comerica Incorporated and Comerica Bank	2000	405,000	567,000	8,051	311,250	75,000	143,329	10,509

John R. Beran	2002	365,000	0	8,030	316,000	26,000	73,913	6,939
Executive Vice President and	2001	341,000	298,350	8,661	257,150	15,800	132,345	9,357
Chief Information Officer,	2000	315,000	377,999	8,138	145,250	17,400	111,361	11,752
Comerica Incorporated and Comerica Bank
Elizabeth S. Acton	2002 (7)	330,192	406,066 (8)	4,905	1,240,400	30,000	18,934 (8)	101,865 (9)
Executive Vice President and
Chief Financial Officer, Comerica Incorporated and Comerica Bank

SUMMARY COMPENSATION FOR RETIRED CHAIRMAN

					Long-Term Compensation

Annual Compensation					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying	LTIP	Other
				Annual	Award(s)	Options	Payouts	Compensation
	Fiscal	Salary	Bonus	Compensation	(1)(2)	(3)	(4)	(5)(6)
Name and Principal Position(a)	Year	($)	($)	($)	($)	(#)	($)	($)

Eugene A. Miller	2002	746,154	0	9,719	0	0	401,580	55,183	(10)
Chairman of the Board (Retired),	2001	970,000	1,309,500	11,429	771,450	200,000	839,050	31,635
Comerica Incorporated and Comerica Bank	2000	870,000	1,392,000	10,939	581,000	115,000	348,000	37,267

LTIP = long-term incentive plan

(a)	Current position held by the named executive officer as of January 1, 2003 (other than Eugene A. Miller, who retired on October 1, 2002).

(1)	Generally, restricted stock is granted to certain key employees and is forfeitable if such individuals do not remain employees for the period Comerica requires (typically 3-5 years), unless vesting is accelerated by the Compensation Committee in its discretion. The Compensation Committee approved the accelerated vesting of Mr. Miller’s unvested restricted stock (29,000 shares), effective October 1, 2002, the date of his retirement. The value of the 2001 and 2000 restricted stock award is calculated based on the price of Comerica’s common stock of $51.43, and $41.50, respectively, on the grant dates. In addition, Comerica calculated the market value using the closing price of Comerica’s common stock of $43.24 per share on December 31, 2002. As of December 31, 2002, each of the named executive officers held the following number of shares of common stock (“restricted stock”), which the named executive officer may forfeit if he or she does not remain an employee for the term established by Comerica: Ralph W. Babb, Jr., 25,000 shares with a market value of $1,081,000; John D. Lewis, 22,000 shares with a market value of $951,280; Joseph J. Buttigieg, III, 22,000 shares with a market value of $951,280; John R. Beran, 13,500 shares with a market value of $583,740; Elizabeth S. Acton, 20,000 shares with a market value of $864,800; and Eugene A. Miller, no shares of restricted stock. The market value does not give effect to any diminution in value due to the restrictions on this stock.

(2)	Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3)	Comerica has never granted stock appreciation rights under Comerica’s Long-Term Incentive Plan.

(4)	Amounts in this column represent incentive awards based on Comerica’s average return on equity and earnings per share growth performance for a three-year period from 2000 through 2002. Comerica pays the award to each of the named executive officers in cash and fifty percent of the award automatically is invested in shares of non-transferable common stock. If the participant defers the award, one hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock. Executives may not transfer stock awarded through this program until the executive’s employment with Comerica terminates (“non-transferable stock”). On March 7, 2003, each of the following named executive officers received stock pursuant to his or her 2002 incentive award: Ralph W. Babb, Jr., 8,923 shares; John D. Lewis, 4,863 shares; Joseph J. Buttigieg, III, 2,431 shares; John R. Beran, 1,832 shares; and Elizabeth S. Acton, 469 shares; and Eugene A. Miller, 4,976 shares. Comerica calculated the number of shares to be awarded using a market price of $40.35 on that date. The shares of stock received pursuant to the 2002 incentive award are non-transferrable stock except in the case of shares awarded to Mr. Miller, who has retired.

(5)	Amounts for 2002 for each of the named executive officers include a $1,000 matching contribution and $865 performance match under Comerica’s 401(k) plan. Amounts for 2002 also include life insurance premiums paid by Comerica for the benefit of the named executive officers (Ralph W. Babb, Jr., $7,259; John D. Lewis, $10,912; Joseph J. Buttigieg, III, $7,942; John R. Beran, $4,559; Elizabeth S. Acton, none; and Eugene A. Miller, $32,995).

(6)	Amounts for 2002 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer’s name: (Quarterly Match: Eugene A. Miller, $3,750. Retention Match: Ralph W. Babb, Jr., $1,250; John D. Lewis, $25; Joseph J. Buttigieg, III, none; John R. Beran, $515; Elizabeth S. Acton, none; and Eugene A. Miller, $1,250). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

(7)	Elizabeth S. Acton joined Comerica as Executive Vice President and Chief Financial Officer on April 18, 2002. Accordingly, there is no compensation disclosed for the fiscal years ended December 31, 2001 and 2000.

(8)	As part of her employment offer, Elizabeth S. Acton was guaranteed a minimum bonus of 100% of her base salary of $425,000 under Comerica’s Management Incentive Plan for 2002. Of that $425,000 bonus, $18,934 was granted as an incentive award based on Comerica’s average return on equity and earnings per share growth for a three-year period from 2000 through 2002 (prorated for the time Ms. Acton was an employee with Comerica), as described more fully in footnote 4, and the remaining $406,066 was granted under the annual management incentive funding of the Management Incentive Plan.

(9)	Includes a one-time signing bonus of $100,000.

(10)	Eugene A. Miller retired from Comerica on October 1, 2002. In addition to the items described in footnotes 5 and 6, this number reflects personal benefits attributable to 2002 totaling $15,323 which were or will be paid pursuant to a Supplemental Benefit Agreement between Mr. Miller and Comerica, as disclosed in Comerica’s 10-Q for the quarter ended September 30, 2002 and as described on page 24 of this Proxy Statement.

The following table provides information on stock options Comerica granted in 2002 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR(1)

					Potential Realizable
Individual Grants					Value at Assumed Annual Rates
					of Stock Price Appreciation
					for Option Term(4)

	Number of	Percent of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name(2)	Granted(3)	Fiscal Year	($/Sh)	Date	0% ($)	5% ($)	10% ($)

Ralph W. Babb, Jr.	125,000	4.02%	63.20	4/17/12	0	4,968,268	12,590,565
John D. Lewis	70,000	2.25%	63.20	4/17/12	0	2,782,230	7,050,717
Joseph J. Buttigieg, III	70,000	2.25%	63.20	4/17/12	0	2,782,230	7,050,717
John R. Beran	26,000	0.84%	63.20	4/17/12	0	1,033,400	2,618,838
Elizabeth S. Acton	30,000	0.96%	62.02	4/13/12	0	1,170,121	2,965,317

(1)	Comerica has never granted stock appreciation rights under Comerica’s Long-Term Incentive Plan.

(2)	Eugene A. Miller is not listed in this table because he did not receive any stock option grants in 2002.

(3)	This column represents the number of options granted to each named executive officer in 2002. These options have a ten year term and become exercisable annually in 25% increments, beginning on January 21, 2003 for those granted at $63.20; and April 18, 2003 for those granted at $62.02. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(4)	Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option’s term assuming the annual rates of growth indicated in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica’s stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options At
	(#)	($)	Year-End		Fiscal Year-End(2)
	Shares Acquired	Value	(#)	(#)	($)	($)
Name	on Exercise	Realized(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ralph W. Babb, Jr.	0	0	185,250	266,250	949,200	65,250
John D. Lewis	0	0	311,675	176,250	3,014,688	65,250
Joseph J. Buttigieg, III	21,300	811,710	177,025	173,750	1,181,616	65,250
John R. Beran	3,750	163,757	74,150	51,550	331,773	15,138
Elizabeth S. Acton	0	0	0	30,000	0	0
Eugene A. Miller	45,000	1,618,650	676,300	226,250	7,333,734	100,050

(1)	Comerica has never granted stock appreciation rights under Comerica’s Long-Term Incentive Plan.

(2)	The value of “in-the-money” options are calculated as of December 31, 2002. Such value is equal to the difference between $43.24 (the closing price on December 31, 2002) and the option exercise price multiplied by the number of shares of Comerica’s common stock underlying the option. An option is “in-the-money” if the market value of the common stock underlying the option is greater than the exercise price.

(3)	Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica’s common stock on the date of exercise, multiplied by the applicable number of shares.

The following table provides information on estimated payouts that could be made to the named executive officers in 2004 if specified objectives are attained.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

		Estimated Future Payouts Under
		Non-Stock Price-Based Plans
	Performance	Threshold	Target	Maximum(3)
Name(2)	Period	($)	($)	($)

Ralph W. Babb, Jr.	2001-2003	0	360,011	800,000
John D. Lewis	2001-2003	0	196,200	436,000
Joseph J. Buttigieg, III	2001-2003	0	196,200	436,000
John R. Beran	2001-2003	0	73,913	164,250
Elizabeth S. Acton	2001-2003	0	86,063	191,250

(1)	Participants earn long-term awards under the Management Incentive Plan based upon Comerica’s attainment of specified objectives established by the Compensation Committee in relation to Comerica’s average return on common equity and earnings per share growth during the three year performance period. Comerica pays the award in cash and fifty percent of the award is automatically invested in non-transferable shares of Comerica’s common stock, unless the participant defers the award. One hundred percent of the deferred awards are deemed invested in Comerica common stock and are paid out in common stock.

(2)	Eugene A. Miller is not included in this table because he retired on October 1, 2002 and has no future payouts under the Management Incentive Plan.

(3)	Each year Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the maximum amount which could be funded for each named executive based upon the achievement of the performance criteria under the plan and on such executive officer’s organizational level and base salary. The Compensation Committee may use its discretion to reduce the payment to the named executive officer based on individual performance for the previous three performance years. As a result, an individual’s award may be less than the maximum stated in the table above for the named executive officer.

DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (2000 Amendment and Restatement), a tax-qualified defined benefit pension plan (the “Pension Plan”). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the “Manufacturers Plan”) and the Comerica Incorporated Retirement Plan (the “Comerica Plan”) and pension plans of other companies acquired by Comerica (the “Acquired Companies’ Plans”). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan, the Comerica Plan or the Acquired Companies’ Plan applicable to the former participants of these plans.

As of December 31, 2002, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $160,000. The maximum annual compensation of any participant which Comerica can consider in computing a pension under a qualified plan is $200,000. To the extent that Tables I, II and III reflect an annual pension greater than $160,000, or compensation above $200,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica. The amounts set forth in the following tables are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

Table I: Annual Pension Under Pension Plan**

Based on Years of Credited Service

	Years of Service
Final Average
Compensation*	5	15	25	35

$500,000	$38,619	$115,858	$193,097	$254,217
600,000	$46,619	$139,858	$233,097	$306,717
700,000	$54,619	$163,858	$273,097	$359,217
800,000	$62,619	$187,858	$313,097	$411,717
900,000	$70,619	$211,858	$353,097	$464,217
1,000,000	$78,619	$235,858	$393,097	$516,717
1,500,000	$118,619	$355,858	$593,097	$779,217
2,000,000	$158,619	$475,858	$793,097	$1,041,717
2,500,000	$198,619	$595,858	$993,097	$1,304,217

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

**	Effective January 1, 2000, the Compensation Committee amended the Pension Plan to provide a funding mechanism for retirees terminating employment after January 1, 2000 to purchase additional health care insurance. This is a level benefit to all employees and is not based on final compensation. Instead, it provides $3 per “point” for each year of service and age for those who retire prior to their normal social security retirement date, and $1.50 per “point” for each year of service and age after their normal retirement age. Eligibility is based on the employee either being at age 60 with 10 years of service or at age 55 or later when an employee accumulates 80 points (for example, age 55 and 25 years of service, which would result in an annual payment of $240 until the normal social security retirement date, and of $120 thereafter).

Tables II and III provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

Table II: Annual Pension Under Comerica Plan

Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average
Compensation*	5	15	25	35

$500,000	$43,064	$129,191	$215,319	$301,446
600,000	$51,814	$155,441	$259,069	$362,696
700,000	$60,564	$181,691	$302,819	$423,946
800,000	$69,314	$207,941	$346,569	$485,196
900,000	$78,064	$234,191	$390,319	$546,446
1,000,000	$86,814	$260,441	$434,069	$607,696
1,500,000	$130,564	$391,691	$652,819	$913,946
2,000,000	$174,314	$522,941	$871,569	$1,220,196
2,500,000	$218,064	$654,191	$1,090,319	$1,526,446

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

Table III: Annual Pension Under Manufacturers Plan

Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average
Compensation*	5	15	25	35

$500,000	$40,271	$120,813	$201,354	$266,625
600,000	$48,621	$145,863	$243,104	$321,725
700,000	$56,971	$170,913	$284,854	$376,825
800,000	$65,321	$195,963	$326,604	$431,925
900,000	$73,671	$221,013	$368,354	$487,025
1,000,000	$82,021	$246,063	$410,104	$542,125
1,500,000	$123,771	$371,313	$618,854	$817,625
2,000,000	$165,521	$496,563	$827,604	$1,093,125
2,500,000	$207,271	$621,813	$1,036,354	$1,368,625

*	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 18, 2003 are as follows: Elizabeth S. Acton, no credited service; Ralph W. Babb, Jr., 7.8 years; John R. Beran, 7.9 years; Joseph J. Buttigieg, III, 31 years; John D. Lewis, 32.5 years; and Eugene A. Miller, 35 years. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan: Mr. Lewis, 23.5 years; and Mr. Miller, 35 years. The years of service credited to Mr. Buttigieg include the following years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan: Mr. Buttigieg, 21.5 years. In addition, Comerica has contractually agreed to pay Mr. Babb additional pension amounts to equalize the effects of his departure with his previous employer. A description of Mr. Babb’s agreement is included under the section captioned “Employment Contracts and Severance Agreements” in this Proxy Statement.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at the normal retirement age of 65.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

Ralph W. Babb, Jr. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his departure from his previous employer had on his pension. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement.

Eugene A. Miller retired as Chairman of Comerica on October 1, 2002, at which time Mr. Babb began serving as Chairman. In connection with his retirement, Comerica entered into a Supplemental Benefit Agreement with Mr. Miller pursuant to which Comerica agreed to continue to provide lifetime health benefits for Mr. Miller and his spouse and to provide other primarily business-related benefits to Mr. Miller for three to five years following his retirement. In accordance with the agreement, Mr. Miller will continue to make himself available to Comerica in order to ensure a stable transition. See footnote 10 to the Summary Compensation Table.

CHANGE OF CONTROL AGREEMENTS

Each named executive officer (other than Mr. Miller, who is retired) is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement. The agreement is for an initial three-year period (the “Agreement Period”), commencing on the date the executive and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that the agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the executive’s employment for a period of thirty months from the date of the change of control. During this employment period:

•	The executive’s position and duties will be at least commensurate with the most significant duties held by him or her during the 120 day period prior the date of a change of control.

•	Comerica will assign the executive an office at the location where he or she was employed on the date the change of control occurred or an office less than 60 miles from such office.

•	Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he or she earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he or she earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive if the executive was not employed by Comerica for the entire year.)

•	The executive also will be eligible to receive annual salary increases and to participate in all of Comerica’s executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his agreement.

If the executive dies or becomes disabled during the employment period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his or her employment for a reason other than cause or disability or if he or she resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his agreement, he or she will receive in addition to other benefits:

•	any unpaid base salary through the date of termination;

•	a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the effective date of the executive’s agreement or during the most recently completed fiscal year;

•	an amount equal to three times the executive’s annual base salary;

•	an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the effective date of his or her agreement or during the most recently completed fiscal year;

•	payment under Comerica’s defined benefit pension plan and any excess benefit plan in which the executive participates, in an amount equal to the excess of: (a) the retirement benefits he or she would receive under the plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans;

•	continuation of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period; and

•	payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement.

If the Internal Revenue Service subjects any payment to the executive under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment so that the amount he or she receives equals the amount he or she would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him or her without the imposition of an excise tax.

The executive will also receive any benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica.

The information contained in the Compensation Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes the annual compensation for the Chairman, President and Chief Executive Officer. The Compensation Committee reviews and approves the annual compensation for Comerica’s Vice Chairmen, Executive Vice Presidents, and other officers of the management team based on the recommendations of management. The Compensation Committee is composed entirely of non-employee directors.

Compensation Philosophy

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making. The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and other officers of the management team, the Compensation Committee evaluates: (1) individual performance, and (2) Comerica’s performance and compensation levels in relation to its “peer group,” currently consisting of 18 bank holding companies, which the Compensation Committee has determined are appropriately related to business focus and size. The “peer group” may change from year to year depending on changes in the marketplace and Comerica’s business and strategic focus.

As a member of the Keefe-50 Bank Index, key competitors in our “peer group” are included in the Keefe-50 Bank Index used below in Comerica’s performance graph.

Compensation of the Chief Executive Officer

Comerica’s Board of Directors relies upon its Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chief Executive Officer’s performance include development of the senior managers of Comerica and their leadership role in their communities.

Subject to the Board’s approval of his annual compensation, the Compensation Committee established Mr. Babb’s 2002 base salary, management incentive award, stock option grants and restricted stock awards in amounts commensurate with his performance and position and the performance of Comerica. This is done in accordance with Comerica’s compensation philosophy described above.

Base Salaries

The Compensation Committee adjusts salaries to an appropriate level based on performance and contribution to the organization’s success. Mr. Babb assumed the duties of President and Chief Executive Officer on January 1, 2002, and as Chairman on October 1, 2002. The Compensation Committee adjusted Mr. Babb’s base salary effective each of those dates to reflect his new roles and to make his salary competitive based on the compensation review.

Management Incentive Plan

Comerica maintains a Management Incentive Plan for executive officers which provides for incentives driven by Comerica’s return on equity and earnings per share growth in relation to Comerica’s “peer group.”

Accordingly, the 2002 management incentive awards for the named executive officers, including Mr. Babb, were based on Comerica’s 2002 adjusted return on equity of 11.58 percent, which placed Comerica at number 17 among its “peer group,” and Comerica’s adjusted earnings per share growth of -34.27 percent, which placed Comerica at number 17 among its “peer group.” For all senior officers, except the named executive officers, a portion of the annual incentive funding under the Management Incentive Plan is tied to the achievement of non-financial goals, determined by the Compensation Committee at the beginning of each performance period.

Upon determination of Comerica’s performance in relation to the “peer group,” the Compensation Committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the executive officers and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica.

Mr. Babb’s 2002 annual award under the Management Incentive Plan reflects Comerica’s return on equity performance and earnings per share growth in comparison to the “peer group.”

To reward consistently achieved performance over a three year period, the Management Incentive Plan provides for an additional award to be paid based on Comerica’s average return on equity and earnings per share growth for the most recent three year period relative to its “peer group.” The three year earnings per share growth component will be phased in over a three year period. For 2002, three year return on equity is weighted seventy-five percent and two year annual earnings per share growth is weighted twenty-five percent. Comerica pays the award to each of the named executive officers in cash and fifty percent of the award automatically is invested in shares of non-transferable common stock. If the senior officer defers the award, one hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock. Comerica attaches a non-transferability restriction to the stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The portion of the three year award that is invested in stock serves to further align the interests of Comerica’s senior officers with those of the shareholders.

Comerica’s adjusted average return on equity of 16.38 percent for the three year period from 2000 through 2002 ranked ninth among the “peer group.” Comerica’s adjusted average earnings per share growth of -13.66 percent ranked eighteenth among the “peer group.”

Stock-Based Awards

Comerica’s key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica’s Long-Term Incentive Plan. The plan’s objective is to align the interests of Comerica’s key officers and employees with those of its shareholders.

Awards in 2002 consisted of stock option grants with exercise prices equal to the fair market value of Comerica’s common stock on the grant date. Because executives and other employees receive value from stock option grants only in the event of stock price appreciation, the Compensation Committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value.

Grants of stock options to the named executive officers, including Mr. Babb, are allocated from a pool of options which is created each year based on: Comerica’s overall performance and a percentage of each officer’s base salary. Each named executive officer’s grant from the stock pool is based on the Compensation Committee’s assessment of his or her individual performance, levels of responsibility and contributions to Comerica.

Generally, restricted stock is granted to certain key employees and is forfeitable if such individuals do not remain employees for the period Comerica requires (typically between 3 and 5 years). However, vesting may be accelerated by the Compensation Committee in its discretion, as permitted by the Long-Term Incentive Plan. The Compensation Committee approved the accelerated vesting of Mr. Miller’s unvested restricted stock, effective October 1, 2002, the date of his retirement.

Stock Ownership Guidelines

Comerica has stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica’s common stock. The stock ownership targets are calculated based on the senior officer’s annual base salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable senior officer position. As of January 15, 2003, all senior officers of Executive Vice President level or higher who had held their current title for at least five years had met their respective stock ownership targets.

STOCK OWNERSHIP TARGETS

Multiple of
	Annual	Years to
Level	Salary	Attain

Chairman and Chief Executive Officer	5.0 times	5 Years
President	3.5 times	5 Years
Vice Chairman	3.0 times	5 Years
Executive Vice President	3.0 times	5 Years
Senior Vice President	2.0 times	5 Years
First Vice President	1.0 time	5 Years

Deductibility of Executive Compensation

The Compensation Committee’s objective is to structure Comerica’s executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Compensation Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code.

The Compensation Committee

Kenneth L. Way, Chairman

Anthony F. Earley, Jr.
Max M. Fisher
Wayne B. Lyon
Alfred A. Piergallini
Martin D. Walker

PROPOSAL II SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Legal Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2003, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent auditors since 1992. In the event of a negative vote on such ratification, the Audit and Legal Committee will reconsider its selection. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Comerica’s Board of Directors unanimously recommends a vote “FOR” this proposal to ratify the independent auditors.

INDEPENDENT AUDITORS

Audit Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the audit of Comerica’s annual financial statements, the review of financial statements included in Comerica’s Forms 10-Q and 10-K and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those years are: $1,228,302 for the year ended December 31, 2001 and $1,114,797 for the year ended December 31, 2002.

Audit-Related Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements are: $88,613 for the year ended December 31, 2001 and $482,628 for the year ended December 31, 2002. Audit-related fees for 2001 consist mainly of fees for the audits of Comerica’s benefit plans. Audit-related fees for 2002 consist mainly of the audits of Comerica’s benefit plans, the audit of its Munder Capital Management subsidiary, and procedures performed in connection with Comerica’s management certification process. The Audit and Legal Committee considered whether, and determined that, the provision of these services are compatible with maintaining the independence of Ernst & Young.

Tax Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning are: $507,364 for the year ended December 31, 2001 and $259,290 for the year ended December 31, 2002. Tax fees consist mainly of expatriate tax services, as well as consultation on various tax planning strategies, IRS examinations and Form 1120. The Audit and Legal Committee considered whether, and determined that, the provision of these services are compatible with maintaining the independence of Ernst & Young.

Financial Information Systems Design and Implementation Fees

There were no fees billed to Comerica or its subsidiaries by Ernst & Young for either of the last two fiscal years for financial information systems design and implementation.

All Other Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for products and services provided by Ernst & Young, other than those described above, are: $20,367 for the year ended December 31, 2001 and $106,460 for the year ended December 31, 2002. These other fees consist of assistance with collateral verification procedures. The Audit and Legal Committee considered whether, and determined that, the provision of these services are compatible with maintaining the independence of Ernst & Young.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time-to-time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs, as Ernst & Young bills the fees to the investment vehicle, customer or other applicable party and not to Comerica.

The information contained in the Audit and Legal Committee Report and Performance Graph is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

AUDIT AND LEGAL COMMITTEE REPORT

The Audit and Legal Committee (the “Audit Committee”) oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

Audit Committee discussions with the independent auditors included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, Communication With Audit Committees and Statement on Auditing Standards No. 90, Audit Committee Communications. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions With Audit Committee, as amended, by the Independence Standards Board. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors’ independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The Audit and Legal Committee

William P. Vititoe, Chairman

Lillian Bauder
J. Philip DiNapoli
Martin D. Walker

March 25, 2003

PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

Comparison of Five Year Cumulative Total Return

Among Comerica Incorporated, Keefe 50-Bank Index and S&P 500 Index
(Assumes $100 Invested on 12/31/97 and Reinvestment of Dividends)

SHAREHOLDER PROPOSALS

If you would like Comerica to consider a proposal for inclusion in Comerica’s Proxy Statement for the 2004 Annual Meeting of Shareholders, you must ensure that Comerica receives the proposal no later than December 20, 2003, and that you have complied with Comerica’s bylaws. Proposals must comply with applicable laws and regulations, and you must mail the proposal to Comerica by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2004 Annual Meeting of Shareholders, notice must be received by Comerica’s Secretary no later than the close of business on February 20, 2004 and no earlier than the close of business on January 21, 2004. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 20, 2004), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

For example, if the 2004 Annual Meeting were held on July 20, 2004 (more than 60 days after the one year anniversary of this year’s Annual Meeting) and the public announcement regarding the Annual Meeting date were made on March 20, 2004, we would need to receive your notice no earlier than the close of business on March 22, 2004 and no later than the close of business on April 21, 2004. If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered no later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica’s bylaws specifying the advance notice requirements by making a written request to the Corporate Secretary of Comerica.

ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 2002 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2002, to you in April 2003. You should not regard the 2002 Annual Report as proxy soliciting material.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not intend to submit any additional matters for a vote at the Annual Meeting and no shareholder has provided the required notice of the shareholder’s intention to propose any matter at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica’s bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors,

George W. Madison
Executive Vice President,
General Counsel and Corporate Secretary

April 18, 2003

Location of Comerica Incorporated
Annual Meeting of Shareholders

The Detroit Public Library

5201 Woodward Avenue, Detroit, Michigan 48202
(313) 833-1000 www.detroit.lib.mi.us

Free valet parking is available at the Cass Avenue entrance to The Detroit Public Library.

Important Notice Regarding Delivery of Security Holder Documents

The Securities and Exchange Commission adopted rules that allow Comerica Incorporated (“Comerica”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable, to any household at which two or more shareholders reside who share the same last name or whom Comerica reasonably believes to be members of the same family. This procedure is referred to as “Householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica’s annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable. We will include with the Householded materials for our annual meeting a separate proxy card and notice of annual meeting of shareholders for each registered shareholder at your address.

If you object to Householding, or if you wish to revoke your consent to Householding in the future, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on the enclosed proxy card and Comerica number 114.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

PLEASE VOTE BY TELEPHONE OR THE INTERNET.
PLEASE READ THE INSTRUCTIONS BELOW.

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2003 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

VOTE BY PHONE: 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy.
•	Have your proxy card in hand when you call.
•	You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which are located on your proxy card and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for your account. If you do not have a U.S. SSN or TIN, please enter 4 zeros. You then follow the simple instructions the system provides you.
•	You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is noon (Eastern Daylight Savings Time), May 19, 2003.

OR

VOTE BY THE INTERNET: http://www.eproxy.com/cma/

•	Use the Internet to vote your proxy.
•	Have your proxy card in hand when you access the web site.
•	You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which are located on your proxy card and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for your account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.
•	You may log-on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 1:00 p.m. (Eastern Daylight Savings Time), May 19, 2003.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING BY PHONE OR THE INTERNET.

COMERICA INCORPORATED 2003 ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2003 9:30 a.m.

Important Notice Regarding Delivery of Security Holder Documents

The Securities and Exchange Commission adopted rules that allow Comerica Incorporated (“Comerica”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom Comerica believes to be members of the same family. This procedure is referred to as “Householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica’s Annual Report, Proxy Statement for its Annual Meeting of Shareholders, or any other Comerica proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our Annual Meeting a separate proxy card and Notice of Annual Meeting of Shareholders for each registered shareholder at your address.

If you object to Householding or wish to revoke Householding in the future, in order to continue to receive individual copies of these documents, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on the reverse side of this card and Comerica number 114.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

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proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Mark W. Yonkman and Nicole V. Gersch as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 26, 2003, at the annual meeting of shareholders to be held on May 20, 2003 and any adjournment or postponement of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

COMERICA INCORPORATED
2003 ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2003
9:30 a.m.

The Detroit Public Library
5201 Woodward Avenue
Detroit, Michigan

See reverse for voting instructions.

COMPANY # CONTROL #

If you consented to access your proxy information electronically, you may view it by going to the following website on the Internet: http://www.comerica.com. click on “Investor Relations,” then on “Investor’s Overview.”

If you would like to access proxy information electronically in the future rather than receive paper copies in the mail, please visit www.econsent.com/cma and follow the instructions.

VOTE BY TELEPHONE OR THE INTERNET

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

1.	Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 24 hours a day, 7 days a week. The deadline for telephone voting is noon (Eastern Daylight Savings Time), May 19, 2003.

2.	When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

3.	Follow the simple instructions provided.

VOTE BY THE INTERNET — http://www.eproxy.com/cma/ — QUICK *** EASY *** IMMEDIATE

1.	Using the Internet, log-on to http://www.eproxy.com/cma/ which is available 24 hours a day, 7 days a week. The deadline for Internet voting is 1:00 p.m. (Eastern Daylight Savings Time), May 19, 2003.

2.	When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

3.	Follow the simple instructions provided.

IF YOU VOTED BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

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The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Lillian Bauder 03 Max M. Fisher 05 John D. Lewis 07 Robert S. Taubman	02 Anthony F. Earley, Jr. 04 David Baker Lewis 06 Howard F. Sims	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	For	Against	Abstain

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Address Change? Mark Box Indicate changes below:
Date

Signature(s) in Box
Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.